BOARD OF TRUSTEES

HUNTINGTON FUNDS

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of the Huntington Funds (the “Funds”), hereby constitute and appoint JAY S. FITTON, Secretary to the Funds, DAVID C. MAHAFFEY and TIFFANY R. FRANKLIN, Assistant Secretary to the Funds, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on Form N-14 relating to the Reorganization of Huntington VA Macro 100 Fund, a series of the Huntington VA Funds, into the Huntington VA Dividend Capture Funds, a series of the Huntington VA Funds, and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 8th day of November, 2012.

November 8, 2012	/s/ B. Randolph Bateman
B. Randolph Bateman

November 8, 2012	/s/ Thomas J. Westerfield
Thomas J. Westerfield

November 8, 2012	/s/ David S. Schoedinger
David S. Schoedinger

November 8, 2012	/s/ Tadd C. Seitz
Tadd C. Seitz

November 8, 2012	/s/ Mark D. Shary
Mark D. Shary

November 8, 2012	/s/ William H. Zimmer, III
William H. Zimmer, III

November 8, 2012	/s/ Eddie R. Munson
Eddie R. Munson